UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 2, 2009 (April 2, 2009)
ALLIED HEALTHCARE INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Charter)

1-11570	13-3098275

(Commission File Number)	(IRS Employer Identification Number)
New York

(State or Other Jurisdiction of Incorporation)
245 Park Avenue, New York, New York 10167

(Address of Principal Executive Offices)
(212) 750-0064

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act.
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On April 2, 2009, Allied Healthcare International Inc. (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with Computershare Trust Company, N.A., as Rights Agent. A brief summary of the Rights Agreement is set forth under “Item 3.03 — Material Modification to Rights of Security Holders” below and is incorporated herein by reference.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
     In connection with authorizing the Company to enter into the Rights Agreement, the Board of Directors of the Company (the “Board”) declared a dividend distribution of one right (a "Right”) for each outstanding share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to shareholders of record at the close of business on April 2, 2009 (the “Record Date”). The description and terms of the Rights are set forth in the Rights Agreement.
     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights certificates (the “Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a distribution date (a “Distribution Date”) will occur upon the earlier to occur of (1) the tenth business day (or a later date determined by the Board of Directors before the occurrence of a Distribution Date) following the date (the “Stock Acquisition Date”) of the first public announcement by the Company or an Acquiring Person (as defined below) that any person or entity (a “Person”) or group of affiliated or associated Persons (other than an Exempt Person (as defined below)) has become the beneficial owner of 20% or more of the Common Stock then outstanding (an “Acquiring Person”) and (2) the tenth business day (or a later date determined by the Board of Directors before the occurrence of a Distribution Date) following the commencement of a tender or exchange offer by a Person, if upon its consummation, such Person, together with its affiliates and associates, would become an Acquiring Person.
     Prior to the Distribution Date, the Rights will be evidenced, with respect to any shares of Common Stock outstanding as of the Record Date, by the certificates representing such shares of Common Stock. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with, and only with, the shares of Common Stock. As soon as practicable after the Record Date and until the Distribution Date (or earlier redemption or expiration of the Rights), the certificates representing shares of Common Stock issued upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.
     The Rights are not exercisable until the Distribution Date and, if no Distribution Date occurs, will expire on (i) April 1, 2019, if the Rights Agreement is approved at the 2010 annual meeting of shareholders by the affirmative vote of the holders of a majority of the voting power of the shares of stock of the Company who are present or represented by proxy and entitled to vote on the matter, or (ii) on the business day after the 2010 annual meeting of shareholders, if the Rights Agreement is not so approved at the 2010 annual meeting of shareholders, unless earlier redeemed or exchanged by the Company as described below. Each Right entitles the registered holder to purchase from the Company one one-ten thousandth (0.0001) of a share of Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), at a price of $20.00 (the “Purchase Price”). The amount and type of securities that may be purchased upon exercise of a Right is subject to adjustment, as described in the following two paragraphs.
     In the event that a Person or group of affiliated or associated Persons (other than the Company and current holders of 20% or more of the outstanding shares of Common Stock (unless such holder acquires an additional 0.5% of the outstanding shares of Common Stock)) (each an “Exempt Person”) becomes an Acquiring Person, the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter be entitled to receive, upon exercise, shares of Common Stock (or, in certain circumstances, cash, assets or other securities of the Company) having a value equal to two times the Purchase Price. The foregoing will not apply, however, to an acquisition of shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the independent directors of the Company, after receiving advice from an investment banking firm, to be both fair to shareholders and otherwise in the best interests of the Company and its shareholders (a “Qualifying Offer”).
     In the event that, at any time following the Stock Acquisition Date, (a) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (b) the Company engages in a merger or other business combination transaction with another Person in which the Company is the surviving corporation, but in which all or some of its shares of Common Stock are changed or exchanged or its shares of Common Stock remain outstanding but constitute less than 50% of the shares outstanding immediately following the merger or business combination or (c) 50% or more of the Company’s assets, earning power or cash flow is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise Purchase Price, common shares of the acquiring company having a value equal to two times the Purchase Price. However, the right to purchase common shares of the acquiring company will not apply to a transaction described in clauses (a) and (b) of this paragraph which is a Qualifying Offer and which meets certain other conditions set forth in the Rights Agreement.
     Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in the previous two paragraphs of this Item 3.03, any Rights that are beneficially owned by any Acquiring Person or the affiliates or associates of an Acquiring Person shall immediately become null and void.
     At any time until the tenth business day following the Stock Acquisition Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, subject to adjustment (the “Redemption Price”). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will no longer be exercisable. In general, thereafter the only right of the holders of Rights will be to receive the Redemption Price.
     The Board may, at its option, at any time after a Person or a group of affiliated or associated Persons becomes an Acquiring Person and prior to the acquisition by a Person or group of affiliated or associated Persons of 50% or more of the outstanding shares of Common Stock, exchange all or part of the then outstanding and exercisable Rights (other than those held by the Acquiring Person and affiliates and associates of the Acquiring Person) for shares of Common Stock at a ratio of one share of Common Stock (or at such other exchange ratio as the Board of Directors shall determine) per Right. If the Board authorizes such an exchange, the Rights will immediately terminate and the only right of the holders of such Rights will be to receive the exchange shares.
     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for shares of Common Stock (or other consideration) of the Company or for common shares of the Acquiring Person as set forth above.
     Prior to the Distribution Date, any of the provisions of the Rights Agreement may be amended by the Board. Thereafter, certain other provisions of the Rights Agreement may be amended by action of the Board if such amendment does not materially adversely affect the interests of the holders of the Rights (excluding the interests of any Acquiring Person).
     As of April 2, 2009 there were 44,986,229 shares of Common Stock outstanding. Each outstanding share of Common Stock on April 2, 2009 will receive one Right. Until the Distribution Date, (1) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (2) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (3) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.
     The Rights have certain anti-takeover effects. The Rights will cause dilution to a Person that attempts to acquire the Company (without conditioning the offer on any substantial number of Rights being simultaneously acquired) in a transaction which the Board does not approve as in the best interest of the Company and its shareholders.
     The Rights Agreement provides that a committee of independent directors shall review the Rights Agreement at least annually to consider whether the maintenance of the Rights Agreement continues to be in the best interests of the Company and its shareholders and report its conclusions to the full Board.
     The Rights Agreement between the Company and Computershare Trust Company, N.A., as Rights Agent, specifying the terms of the Rights, along with Exhibit A thereto (the Certificate of Amendment to the Certificate of Incorporation of the Company), Exhibit B thereto (a form of Rights Certificate) and Exhibit C thereto (the Summary of Rights to Purchase Preferred Stock) are attached hereto as Exhibit 4.1 and are incorporated herein by reference.

The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     On April 2, 2009, the Company filed a Certificate of Amendment to the Certificate of Incorporation of the Company with the Department of State of the State of New York. Pursuant to the Certificate of Amendment to the Certificate of Incorporation of the Company, the Board authorized 5,000 shares of Series A Preferred Stock, $0.01 par value per share. As described in “Item 3.03 Material Modification to Rights of Security Holders” above, one one-ten thousandth (0.0001) of a share of Series A Preferred Stock, subject to adjustment, may be issued pursuant to the Rights Agreement upon the exercise of a Right. Because of the nature of the dividend, liquidation and voting rights of the Series A Preferred Stock, the value of the one one-ten thousandth (0.0001) of a share of Series A Preferred Stock purchasable upon exercise of a Right is intended to approximate the value of one share of Common Stock. A copy of the Certificate of Amendment to the Certificate of Incorporation of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
ITEM 8.01 OTHER EVENTS.
     On April 2, 2009, the Company issued a press release in which it announced the adoption of the Rights Agreement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

3.1	Certificate of Amendment to Certificate of Incorporation of Allied Healthcare International Inc., as filed with the Department of State of the State of New York on April 2, 2009.

4.1	Rights Agreement, dated as of April 2, 2009, between Allied Healthcare International Inc. and Computershare Trust Company, N.A., as Rights Agent.

99.1	Press release, dated April 2, 2009, of Allied Healthcare International Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 2, 2009

ALLIED HEALTHCARE INTERNATIONAL INC.
By:	/s/ Marvet Abbassi
	Name:	Marvet Abbassi
	Title:	Financial Controller